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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        OCTOBER 9, 1995
                                                 ------------------------------

                           MENTOR GRAPHICS CORPORATION
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               (Exact name of registrant as specified in charter)



           OREGON                   0-13442                 93-0786033
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(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)          Identification No.)



8005 S.W. BOECKMAN ROAD, WILSONVILLE, OR                     97070-7777
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code        (503) 685-7000
                                                   ----------------------------

                                     NO CHANGE
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         (Former name or former address, if changed since last report.)

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Item 5.  Other Events

         Mentor Graphics Corporation, an Oregon corporation ("Mentor Graphics"), M Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Mentor Graphics ("Sub"), and Microtec Research, Inc., a Delaware corporation ("Microtec Research"), have entered into an Agreement and Plan of Merger dated as of October 9, 1995 (the "Merger Agreement") pursuant to which Sub will merge with and into Microtec Research (the "Merger") and Microtec Research will become a wholly-owned subsidiary of Mentor Graphics. Under the terms of the Merger Agreement, approved by the boards of directors of each company, each outstanding share of Microtec Research common stock, par value $.001 per share ("Microtec Common Stock"), will be converted into and represent the right to receive .6930693 of a share of Mentor Graphics common stock, no par value.

         The transaction requires the approval of the stockholders of Microtec Research and the expiration of governmental notification periods.

         The holder of approximately 48% of the outstanding shares of Microtec Common Stock has entered into an agreement with Mentor Graphics agreeing to vote his shares of Microtec Common Stock in favor of the Merger Agreement.


Item 7.  Exhibits


         None.
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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MENTOR GRAPHICS CORPORATION
                                        (Registrant)


Date:  October 26, 1995                  By /s/ DEAN FREED
                                           ------------------------------------
                                               Dean Freed
                                               Vice President and General
                                               Counsel